UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 14, 2014

Date of Report (Date of Earliest Event Reported)

Commission file number  –  001-10852

INTERNATIONAL SHIPHOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-2989662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11 North Water Street, Suite 18290	Mobile, Alabama	36602
(Address of principal executive offices)		(Zip Code)

(251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02Results of Operations and Financial Condition.

On April 14, 2014, we issued a press release announcing (i) certain preliminary results for the quarter ended March 31, 2014, (ii) certain updated guidance for 2014 and (iii) certain short-term relief afforded to us by our principal lenders.  Attached as Exhibit 99.1 is a copy of that press release.  For additional information concerning the relief afforded by our principal lenders, see Item 7.01 below.

In the attached press release, we refer to EBITDA, a “non-GAAP” financial measure of liquidity that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with generally accepted U.S. accounting principles in our statements of income.  We define EBITDA as earnings before interest, taxes, depreciation and amortization, and believe it is a metric useful to investors and management.

Item 7.01.Regulation FD Disclosure.

Effective March 31, 2014, our principal senior secured lenders and two of our lessors agreed to, among other things, defer the date upon which we are required to attain a more stringent leverage ratio and increased liquidity from December 31, 2013 to June 30, 2014.  Under these new terms, we will be required to maintain a consolidated leverage ratio of 4.50 to 1.0 through the fiscal quarter ending June 30, 2014, and 4.25 to 1.0 thereafter, and liquidity of not less than $15 million through June 30, 2014 and $20 million thereafter.

The information in this report and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or incorporated by reference in any of our filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibit to this Current Report on Form 8-K is listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

Forward Looking Statements

Except for historical and factual information, the matters set forth in this report and future oral or written statements made by us or our management, including statements regarding our 2014 guidance, and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: our ability to maximize the usage of our newly-purchased and incumbent vessels and other assets on favorable economic terms, including our ability to renew our time charters and contracts when they expire,  to maximize our carriage of supplemental cargoes and to improve the return on our dry bulk fleet if and when market conditions improve; our ability to effectively handle our leverage by servicing and complying with each of our debt instruments; changes in domestic or international transportation markets that reduce the demand for shipping generally or for our vessels in particular, including changes in the rates at which competitors add or scrap vessels; industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses; political events in the United States and abroad; the appropriation of funds by the U.S. Congress, including the impact of any future cuts to federal spending similar to the U.S. Congress’ recent “sequestration” cuts; terrorism, piracy and trade restrictions; unexpected out-of-service days affecting our vessels, whether due to drydocking delays, accidents, unplanned maintenance, natural disasters, adverse weather or other causes;  changes in foreign currency rates or interest rates; the effects of more general factors, such as changes in tax laws or rates in pension or benefits costs, or in general market, labor or economic conditions; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factors on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which are inherently speculative and speak only as of the date made.  We undertake no obligation to update or revise, for any reason, any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada

_______________________________________

Manuel G. Estrada

Vice President and Chief Financial Officer

Date:April 14, 2014

Exhibit Index

Exhibit
   No.   Description

99.1Press Release by International Shipholding Corporation dated April 14, 2014.